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Exhibit 99.1

LANVISION SYSTEMS, INC.
News Release of LanVision Systems, Inc. Dated March 29, 2005



NEWS RELEASE

                             LanVision Systems, Inc.

Visit our web site at: www.lanvision.com
                       -----------------

                                                               COMPANY CONTACT:
                                                            PAUL W. BRIDGE, JR.
                                                        Chief Financial Officer
                                                                 (513) 794-7100

FOR IMMEDIATE RELEASE


               LANVISION SYSTEMS, INC. REPORTS FOURTH QUARTER AND
                            FISCAL YEAR 2004 RESULTS

      ACHIEVES RECORD QUARTERLY REVENUES, OPERATING PROFIT AND NET EARNINGS

Cincinnati, Ohio, March 29, 2005 --- LanVision Systems, Inc. (Nasdaq: LANV) d/b/a Streamline Health today announced the financial results for the fourth quarter and fiscal year ended January 31, 2005.

Revenues in the fourth quarter of fiscal year 2004 were a record $5.0 million compared with $3.6 million in the fourth quarter of fiscal year 2003, an increase of 41%. Operating profits for the fourth quarter were a record $1.2 million compared with $970 thousand in the fourth quarter of fiscal year 2003. Net earnings for the quarter were a record $1.6 million or $0.18 per share, compared with $1 million or $0.11 per share in the fourth quarter of fiscal year 2003.

For the 2004 fiscal year ended January 31, 2005, revenues were $12.75 million compared with $12.80 million in fiscal year 2003. Operating profits for the fiscal year were $936 thousand compared with $2.4 million in fiscal year 2003. Net earnings for fiscal year 2004 were $558 thousand or $0.06 per share compared with $1.0 million or $0.11 per share in fiscal year 2003.

J. Brian Patsy, President and Chief Executive Officer, stated, "The first three quarters of 2004 were challenging and below management's expectations. However, we anticipated and achieved a strong fourth quarter and the prospects for 2005 are very encouraging. Our major


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reselling partner sold one new system in 2004 compared with four in 2003 and two in 2002, which was well below management's expectations, resulting in a $1.9 million decline in 2004 software revenues. Notwithstanding the decrease in the number of new 2004 systems sales, the pipeline of opportunities for 2005 and beyond has increased substantially as we expand our sales infrastructure, and we anticipate returning to pre-fiscal year 2004 system sales levels.

We achieved the following milestones in fiscal 2004:

o Achieved a 34% increase in our highly profitable ASPeNSM application hosting services revenues,

o Achieved an 8% increase in services maintenance and support revenues,

o Achieved operating profitability for the fifth consecutive year,

o Produced a positive cash flow that allowed us to retire our high interest rate debt in fiscal 2004, and secure new debt financing at a very favorable rate, in addition to making $1.5 million in payments on our new debt during the last half of the fiscal year,

o Executed re-marketing and referral relationships with new strategic business partners, including the recently announced Medical Coding Services, Inc., and

o Introduced several new workflow solutions, re-branded our solutions and announced our new marketing name, `Streamline Health', to focus our product line and sales efforts on the lucrative workflow process reengineering opportunities in the healthcare market place, while maintaining our leadership role in providing comprehensive document management solutions."

Mr. Patsy continued, "Our record fourth quarter revenues primarily resulted form a significant new software sublicense through our remarketing partner, additional software licenses to our existing customers, and a large storage area network hardware upgrade at one of our existing customers. Total fourth quarter revenues also included a 20% increase in services, maintenance and support and an 18% increase in our application hosting revenues. Our costs, with the exception of the cost of system sales which includes the cost of the hardware sale, increased modestly when compared to the prior comparable quarter. The selling, general and administrative expenses in 2004 increased because of increased sales and marketing staff as the company expands to respond to increased inquiries and sales opportunities, additional expenses for tradeshows, marketing collateral and marketing costs associated with the re-branding of the company as `Streamline Health' in order to focus on new market opportunities involving business process improvement via workflow automation technologies."

Paul W. Bridge, Jr., LanVision's Chief Financial Officer, said, "Operating profits for fiscal year 2004 are not comparable to 2003 in that 2003 was favorable impacted by the reimbursement of approximately $520 thousand of prior year's legal fees upon settlement of



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the LanVision proprietary technology claims. It should however, be noted that during 2004 the operating margins for our highly profitable services, maintenance and support and application hosting lines of business increased to 61% and 64%, respectively, from 59% and 54%, respectively in 2003. As new clients are signed, these margins are anticipated to increase as incremental costs for new clients are not significant.

Also, LanVision recorded a tax benefit of $420 thousand in 2004 and $558 thousand in 2003 as a result of a reduction in the valuation allowance, based on future earnings projections before income taxes, on the deferred tax assets relating primarily to the approximately $29 million tax loss carry forward."

Mr. Bridge concluded, "Our 2005 operating plan is predicated on investing in additional product development and sales and marketing staffs to enhance the current product line and provide the resources necessary to achieve significant revenue growth in the years ahead. Our goal for 2005 is a minimum 25% growth in revenues, which if achieved, should produce an operating profit of approximately $1 million after the investment in the additional staff necessary to increase and sustain significant year-to-year revenue growth in future years."

Mr. Patsy continued, "Our strategic focus for 2005 will be to make the necessary investments in personal and infrastructure to execute our growth strategy. We will continue to make sound business decisions to significantly expand our workflow solutions set, strengthen our existing product line, enhance and expand our distribution capabilities through our current and new remarketing partners and to enlarge our direct sales and marketing staff to enable us to apply additional resources to revenue opportunities. During the last several years our high interest rate debt service obligations constrained our ability to hire the resources necessary to achieve significant revenue growth. One of our major goals for 2005 and beyond is to make the necessary investments to accelerate revenue growth."

Mr. Patsy concluded, "Our comprehensive workflow and document management technologies and services provide solutions that address and improve inefficient business processes via workflow automation technologies. The Company is prepared for significant expansion into new markets for workflow and document management solutions that address the business process improvement initiatives throughout the hospital enterprise, including Health Information Management, Patient Financial Services, Supply Chain Management and Human Resources. We are very excited about our workflow and document management solutions that `make information flow' seamlessly throughout healthcare organizations thereby improving operating efficiencies. Our business solutions offer healthcare organizations the tools they need to provide improved productivity, reduced administrative costs, and enhanced patient care."

CONFERENCE CALL INFORMATION

The fourth quarter and fiscal year end conference presentation and call will be held at 10:00 a.m. Eastern Time, on Wednesday March 30, 2005. The call will feature remarks from J. Brian Patsy, President and Chief Executive Officer, William A. Geers, Chief Operating Officer, and Paul W. Bridge, Jr., Chief Financial Officer.


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To listen to the call please go to www.streamlinehealth.net or www.lanvision.com approximately twenty minutes before the conference call is scheduled to begin. You will need to register as well as download and install any necessary audio software. The webcast will be available on the LanVision website for 30 days.

ABOUT LANVISION SYSTEMS, INC.

LanVision is a leading supplier of workflow and document management tools, applications and services that assist strategic business partners, healthcare organizations, and customers to create and improve operational efficiencies through business process re-engineering and automating demanding document-intensive environments. The company's workflow-based services offer solutions to inefficient and labor-intensive healthcare business processes within the revenue cycle, such as remote coding, abstracting and chart completion, remote physician order processing, pre-admission registration scanning, insurance verification, secondary billing services, explanation of benefits processing and release of information processing. The solutions also address the workflow needs of the Human Resource and Supply Chain Management departments of the healthcare enterprise. All solutions are available for purchase or through a remote hosting services model that better matches customers' capital or operating budget needs.

The company's solutions create an integrated repository of historical health information that is complementary and can be seamlessly used with existing clinical, financial and administrative information systems, providing convenient electronic access to all forms of patient information from any location, including access using a web-browser through the Intranet/Internet. These integrated systems allow providers and administrators to dramatically improve the availability of patient information while decreasing direct costs associated with document retrieval, work-in-process, chart completion, document retention, and archiving.

The company provides remote hosting services to various healthcare providers including University Hospital, a member of The Health Alliance of Greater Cincinnati, and Children's Medical Center of Columbus, OH. In addition, the Company has installed its workflow and document imaging solutions at leading healthcare providers including Stanford Hospital and Clinics, Albert Einstein Healthcare Network, Beth Israel Medical Centers, University of Pittsburgh Medical Center, Medical University Hospital Authority of South Carolina, and Memorial Sloan-Kettering Cancer Center.

For additional information please visit our website at http://www.streamlinehealth.net.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements made by LanVision that are not historical facts are forward-looking statements that are subject to risks and uncertainties. The forward-looking statements contained herein are SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE REFLECTED IN THE FORWARD-LOOKING STATEMENTS, INCLUDED HEREIN. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE


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IMPACT OF COMPETITIVE PRODUCTS AND PRICING, PRODUCT DEMAND AND MARKET
ACCEPTANCE, NEW PRODUCT DEVELOPMENT, KEY STRATEGIC ALLIANCES WITH VENDORS THAT RESELL LANVISION PRODUCTS, THE ABILITY OF THE COMPANY TO CONTROL COSTS, AVAILABILITY OF PRODUCTS PRODUCED FROM THIRD PARTY VENDORS, THE HEALTHCARE REGULATORY ENVIRONMENT, HEALTHCARE INFORMATION SYSTEMS BUDGETS, AVAILABILITY OF HEALTHCARE INFORMATION SYSTEMS TRAINED PERSONNEL FOR IMPLEMENTATION OF NEW SYSTEMS, AS WELL AS MAINTENANCE OF LEGACY SYSTEMS, FLUCTUATIONS IN OPERATING RESULTS AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE LANVISION SYSTEMS, INC. FILINGS WITH THE U. S. SECURITIES AND EXCHANGE COMMISSION. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH REFLECT MANAGEMENT'S ANALYSIS ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE THE RESULTS OF ANY REVISION TO THESE FORWARD-LOOKING STATEMENTS, WHICH MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

(C)2005 LanVision Systems, Inc., Cincinnati, OH 45242.



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                     LANVISION SYSTEMS, INC. AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME


                                                        THREE MONTHS ENDED                    FISCAL YEAR ENDED
                                                            JANUARY 31,                          JANUARY 31,
                                                  -------------------------------       -------------------------------
                                                      2005               2004               2005               2004
                                                  ------------       ------------       ------------       ------------
REVENUES:
   Systems sales                                  $  2,447,525       $  1,394,700       $  2,965,262       $  4,208,755
   Services, maintenance and support                 1,888,671          1,580,862          7,186,304          6,651,953
   Application-hosting services                        676,350            574,746          2,599,092          1,942,826
                                                  ------------       ------------       ------------       ------------
      Total revenues                                 5,012,546          3,550,308         12,750,658         12,803,534

OPERATING EXPENSES:
   Cost of systems sales                             1,514,001            411,482          2,331,176          1,584,955
   Cost of services, maintenance and support           737,173            672,875          2,804,202          2,752,500
   Cost of application-hosting services                248,864            230,228            916,737            900,287
   Selling, general and administrative                 822,680            765,870          3,701,443          3,158,239
   Product research and development                    509,687            499,872          2,061,207          2,053,901
                                                  ------------       ------------       ------------       ------------
      Total operating expenses                       3,832,405          2,580,327         11,814,765         10,449,882
                                                  ------------       ------------       ------------       ------------
OPERATING PROFIT                                     1,180,141            969,981            935,893          2,353,652
  Other income (expense):
      Interest income                                   14,218             14,241             70,344             61,443
      Interest expense                                 (52,644)          (461,513)          (904,314)        (1,852,926)
                                                  ------------       ------------       ------------       ------------
Earnings before income taxes                         1,141,715            522,709            101,923            562,169
  Income tax benefit (provision)                       455,753            476,997            455,753            456,997
                                                  ------------       ------------       ------------       ------------
NET EARNINGS                                      $  1,597,468       $    999,706       $    557,676       $  1,019,166
                                                  ============       ============       ============       ============

Basic net earnings per common share               $       0.18       $       0.11       $       0.06       $       0.11
                                                  ============       ============       ============       ============
Diluted net earnings per common share             $       0.17       $       0.11       $       0.06       $       0.11
                                                  ============       ============       ============       ============

Number of shares used in per common
  share computations - basic net earnings            9,084,477          9,018,784          9,067,816          8,996,734
                                                  ============       ============       ============       ============

Number of shares used in per common
  share computations - diluted net earnings          9,291,812          9,253,985          9,233,320          9,207,241
                                                  ============       ============       ============       ============




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                     LANVISION SYSTEMS, INC. AND SUBSIDIARY
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                                           JANUARY 31,
                                                                               -----------------------------------
                              ASSETS                                               2005                   2004
                                                                               ------------           ------------
Current assets:
   Cash and cash equivalents                                                   $  4,181,073           $  6,227,236
   Accounts receivable, net of allowance for doubtful accounts
      of $200,000 and $400,000, respectively                                      1,901,846              2,386,723
   Contract receivables                                                           1,404,364              2,972,356
   Other                                                                            686,116                357,921
                                                                               ------------           ------------
      Total current assets                                                        8,173,399             11,944,236

Property and equipment:
   Computer equipment                                                             1,501,796              2,588,749
   Computer software                                                                832,304                812,591
   Office furniture, fixtures and equipment                                         537,137              1,166,377
   Leasehold improvements                                                            37,504                157,492
                                                                               ------------           ------------
                                                                                  2,908,741              4,725,209
  Accumulated depreciation and amortization                                      (1,996,129)            (3,672,442)
                                                                               ------------           ------------
                                                                                    912,612              1,052,767
Capitalized software development costs, net of accumulated
    amortization of $3,233,228 and $2,600,228, respectively                       2,056,701              1,689,701
Other                                                                               850,523                603,750
                                                                               ------------           ------------
                                                                               $ 11,993,235           $ 15,290,454
                                                                               ============           ============
               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                            $    886,090           $    637,222
   Accrued compensation                                                             276,292                265,095
   Accrued other expenses                                                           719,135                928,097
   Deferred revenues                                                              2,231,442              2,357,531
   Current portion of capitalized leases                                            168,121                220,199
   Current portion of long-term debt                                                   --                1,000,000
   Accrued interest on long-term debt                                                  --                4,635,169
                                                                               ------------           ------------
      Total current liabilities                                                   4,281,080             10,043,313

Capitalized leases                                                                     --                  168,121
Long-term debt                                                                    2,000,000                   --

Stockholders' equity:
   Convertible redeemable preferred stock, $0.01 par value per share,
     5,000,000 shares authorized, no shares issued                                     --                     --
   Common stock, $0.01 par value per share, 25,000,000 shares
     authorized, 9,084,535 and 9,030,032 shares issued, respectively                 90,845                 90,300
   Capital in excess of par value                                                35,002,961             34,928,047
   Accumulated (deficit)                                                        (29,381,651)           (29,939,327)
                                                                               ------------           ------------
      Total stockholders' equity                                                  5,712,155              5,079,020
                                                                               ------------           ------------
                                                                               $ 11,993,235           $ 15,290,454
                                                                               ============           ============


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